EXHIBIT 99.1

Waitr Holdings Announces Appointment of Carl Grimstad as Chief Executive Officer

LAFAYETTE, LA, January 3, 2020 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”) today announced that Carl Grimstad has been named Chief Executive Officer, and a member of Waitr’s Board of Directors (the “Board”), effectively immediately. Adam Price, the Company’s prior Chief Executive Officer and member of the Board, has resigned from both positions.

“We are excited to welcome Carl to the Waitr organization. We believe that the combination of his extensive operational, executive and leadership experience, including as a successful president of a public company, as well as his career focus of providing small and medium-sized merchants payment and technology solutions, will create substantial shareholder value,” said Chris Meaux, Chairman of the Board.

“I look forward to working with the many talented team members at Waitr as we continue to reshape the Company,” said Grimstad. “Over the past few weeks I, along with the Company’s Board, advisors and key stakeholders, have been evaluating every aspect of Waitr. This process has given me confidence in the future of Waitr. I see significant potential to build upon the solid foundation of the Company’s existing relationships with diners and restaurant partners in terms of Waitr’s product offering and customer service, and I look forward to discussing these initiatives in future interactions with the financial community.”

Mr. Grimstad is currently the chief manager of C. Grimstad Associates, LLC, a family private investment entity formed in 2006, and the managing partner of GS Capital, LLC, a family private investment company formed in 1995. In 1999, he co-founded iPayment Inc. (“iPayment”), a provider of credit and debit card payment processing services to small and medium-sized merchants across the United States and Canada. He acted as the president of iPayment until 2011, when he became the Chairman and Chief Executive Officer of the company until 2016. Under his leadership, iPayment closed an initial public offering in 2003 and then went private in 2006. Mr. Grimstad serves on the board of directors of Beauty Tap Inc. and Kard Financial Inc. He graduated with a B.A. in Economics from Boston University in 1989.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2019, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with recently acquired food delivery company Bite Squad, connects local restaurants to hungry diners in underserved U.S. markets. Together they are the most convenient way to discover, order and receive great food from the best local restaurants and national chains. As of September 30, 2019, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 700 cities.

Contacts:

ICR

WaitrIR@icrinc.com